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                                                                   EXHIBIT 10.1
November 13, 2002

Mr. Alan Ratner
METAL MANAGEMENT - NORTHEAST
P.O. Box 5158
Newark, NJ 07105

Dear Mr. Ratner:

         We are pleased to offer you employment as the President of Metal Management Northeast (referred to as the "Employee"). This letter is to outline the material terms of your employment (the Agreement) with Metal Management Northeast (referred to as the "Company").

    1. Compensation. Your annual salary ("Salary") will be $275,000.00, payable in accordance with the Employer's normal payroll practices including annual reviews and compensation adjustment per the companies' review procedures. You will be eligible for an annual bonus as agreed upon by you and the Company.

    2. Term of Employment. Subject to the terms and conditions of this Agreement, this Agreement shall be effective commencing on the date hereof, and shall continue in effect until June 7, 2004 (including any Successive Term as defined below), the "Term". Unless either party gives written notice of an intention not to renew on or before the date which is ninety (90) days before the scheduled expiration date of the Term, the Term of this Agreement shall automatically be extended for successive one-year terms (each a "Successive Term").

    3. Benefits. You will be eligible to participate in such retirement and profit sharing plans, welfare benefit plans, vacations and fringe benefit plans maintained from time to time by the Employee for the general benefit of similarly situated salaried employees of the Employee upon the terms and conditions contained in such plans. Such fringe benefit plan currently includes term life insurance in an amount equal to one year's annual base salary up to a maximum of $100,000. Additional benefits shall include:

                A Company Automobile
                Three (3) weeks Vacation per year

    4. Severance. In the event that your employment with the Employer is terminated by the Employer other that "For Cause" as defined below, you will be entitled, in lieu of any salary or other benefits due hereunder, to severance pay by continuing payment of your Salary (as in effect on your date of termination) through the Employer's existing payroll practices for twelve (12) months following your termination. If your employment with the Employer is terminated "For Cause" or



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        due to your voluntary resignation, death or disability, you will not be entitled to severance pay or other severance benefits.

    5.  Early Termination of the Agreement.

            a) By the Employee for Good Reason. The Employee shall have the right to terminate this Agreement prior to the expiration of the Term for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the willful and continued failure by the Employer to substantially perform its material obligations hereunder after a demand for substantial performance is delivered by the Employee to the Employer that specifically identifies the manner in which the Employee believes that the Employer has not substantially performed its material obligations hereunder, and the Employer fails to resume substantial performance of its material obligations on a continuous basis within fourteen (14) days of receiving such demand, provided that if it is not reasonably possible for the Employer to resume such substantial performance within such fourteen (14) day time period, then such time period shall be extended to that minimum period of time during which is reasonably possible for the Employer to resume such substantial performance.

            b) By the Employer for Good Cause. The Employer may terminate this Agreement prior to the expiration of the Term "For Cause". For purposes of this Agreement, "For Cause" shall include, but is not limited to, the following circumstance:

                           i. the Employee knowingly participates or engages in any act of fraud, embezzlement, or theft or;
                           ii. the Employee intentionally damages any material property of the Employee or acts in any material manner in direct and open conflict with the best interests of the Employee or;
                           iii. the Employee is convicted of a felony or any other crime involving an act of dishonesty or breach of trust or;
                           iv. the Employee fails to perform the duties assigned to him within the reasonable capacity of his abilities to perform such duties or is negligent in the performance of such duties and when notified of such breach which is in his reasonable capacity to cure, fails to cure such breach within
                                    (14) fourteen days after receiving such
                                    demand or;
                           v. the Employee materially breaches any of the provisions of this Agreement or the Confidentiality and Non-Competition
                                    Agreement executed by the Employee
                                    concurrently herewith, and when notified of such breach, which is in his reasonable capacity to cure, fails to cure such breach within (14) fourteen days after receiving such demand.


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    6.  Jurisdiction of Disputes; Waiver Jury Trial. In the event any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement, the parties to this Agreement hereby agree to institute any litigation, proceeding or other legal action, and to submit to personal jurisdiction and service of process in a court of competent jurisdiction located within the city of Newark, State of New Jersey whether a state or federal court. Each party hereto waives the right to a trial by jury in any dispute in connection with or relating to this Agreement.

    7. Waiver of Breach. The waiver by a party of any breach of a provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach thereby.

    8. Employee's Sole Remedy. The Employee expressly acknowledges and agrees that his or her sole remedy for breach of this Agreement by the Employer shall be limited to recovery of Salary, bonus, and benefits.

    9. Terms Confidentiality. The terms of this Agreement shall remain confidential and neither party shall disclose such terms to any third party unless required by law or judicial process, or the reporting obligations of the Company or its parent under applicable securities laws. The foregoing shall not preclude the company or you from disclosing the terms of this Agreement to tax and accounting advisers. Either party may disclose the terms hereof in the event of a breach by the other party.

    10. Confidentiality and Non-Competition Agreement. As part of your employment, you will have access to confidential information of the Employer. To protect this information, you will be required, as a condition of your employment, to sign a Non-Competition and Confidentiality Agreement. The Employer's standard agreement is attached.

If you agree with the foregoing, please sign, date and return a copy of this letter and a copy of the attached Confidentiality and Non-Competition Agreement to me. If you have any questions, please call me. We look forward to working with you


Sincerely Yours,
FOR: METAL MANAGEMENT, INC.



By: /s/ Albert Cozzi                    /s/ Alan Ratner
   ----------------------------         -------------------------------
    Albert Cozzi                         Alan Ratner
    CEO                                  Employee

         2/12/03
   ----------------------------
   Date


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                 Confidentiality and Non-Competition Agreement

This agreement is made as of this 15th day of November, 2002 by and between Metal Management, Inc. (the "Employer") and Alan Ratner (the "Employee").

WHEREAS, the Employee is an employee of the Employer.

WHEREAS, during the course of his or her employment with the Employer, the Employee will have access to confidential and propriety information of the Employer, the disclosure of which would be materially damaging to the Employer, and

WHEREAS, as a condition of the Employee's employment with the Employer and the grant of stock options to such Employee, the Employee is required to enter into a non-competition agreement with the Employer..

NOW, THEREFORE, the Employer and the Employee hereby agree as follows:

1. Trade Secrets. The Employee acknowledges that the Employee has knowledge of and access to information of a confidential or propriety nature concerning the business and affairs of the Employer and its affiliates, including without limitations, information relating to customers, account, referral sources, contract prices, books and records, sales, confidential methods, processes, techniques, information and other trade secrets, all of which are hereinafter collectively referred to as "Trade Secrets". The Employee recognizes and agrees that the disclosure or improper use of such Trade Secrets will cause serious and irreparable injury to the Employer. Accordingly, the Employee hereby further covenants and agrees that until such Trade Secrets shall become general public knowledge through no fault of the Employee, the Employee shall not (a) communicate, disclose or divulge to any person, firm or other party, or use, directly or indirectly, for his or her benefit or the benefit of others, any Trade Secrets which the Employee may know now or hereafter come to know, or (b) except as required in the normal course of the employment of the Employee, copy, remove from the premises of the Employer or retain, without the prior written consent of the Employer, any written Trade Secrets (or Trade Secrets that are capable of being reduced to written form, including, but not limited to, Trade Secrets stored in electronic form), including, but not limited to, financial data, customer lists, pricing schedules or information, memoranda or copies or extracts of any of the foregoing. Upon termination of the Employee's employment with the Employer, the Employee shall deliver to the Employer all Trade Secrets and other confidential information then in the Employee's possession or under the Employee's control.


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2.       Proprietary Matters. The Employee hereby covenants and agrees that (a)
         so long as the Employee is employed by the Employer and its affiliates, the Employee shall keep the Employer informed of any and all discoveries, improvements, trade secrets, secret processes and other know-how (all of which are hereinafter collectively referred to as "Proprietary Items") made or developed by the Employee, in whole or in part, or conceived of by the Employee, alone or with others, which result from any work the Employee may do for or at the request of the Employer, or which relate to the business, operations or activities of the Employer or any present or future affiliate of the Employer, and
         (b) during the course of the Employee's employment and thereafter, the Employee shall disclose in writing promptly to such persons as the Employer may from time to time designate all Proprietary Items that relate in any way to the business, operations or activities of the Employer and its affiliates, and that are made or conceived by the Employee alone or in collaboration with others during the period of the Employee's employment, whether so made during working hours or otherwise. The Employee understands that all Proprietary Items shall become and remain the sole property of the Employer, unless expressly released in writing by the Employer, and the Employer shall have all ownership rights in all the Proprietary Items. The Employee agrees to execute appropriate instruments documenting such ownership rights.

3. Non-Competition. In Addition to any obligation of the Employee under any other obligation of the Employee under any other agreement with the Employer, in order to assure that the Employer will realize the benefits of this Agreement and in consideration of the employment of the Employee by the Employer, the Employee agrees that he shall not, while he is employed by the Employer or its affiliates and for a period of twelve (12) months from the Employee's termination of employment.

         (a) directly or indirectly, alone or as a partner, joint venturer, member, officer, director, employee, consultant, agent, independent contractor, stockholder or in any other capacity of any company or business, engage in any business activity within a 250 mile radius of the Statue of Liberty which is directly or indirectly in competition with the Company Business (as defined below), provided, however, that, the beneficial ownership of less than 5% of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this paragraph 3.

         (b) directly or indirectly (i) induce any person which is a customer of the Employer or any of its affiliates on the date of the Employee's


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                  termination of employment to patronize any business directly or indirectly in competition with the Company Business, (ii) canvass, solicit or accept from any person that is a customer of the Employer or any of its affiliates on the date of the Employee's termination of employment, any such competitive business, or (iii) request or advise any person that is a customer of the Company Business on the date of the Employee's termination of employment to withdraw, curtail, or cancel any such customer's business with the Employer or any of its affiliates, or

         (c) directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any person who was employed by the Employer or any affiliate of the Employer on the date of the Employee's termination of employment or within six months prior to the date of the Employee's termination of employment, or in any manner seek to induce any such person to leave his or her employment.

    For purposes of this Agreement, the term "Company Business" shall mean scrap iron or scrap metal recycling and/or processing conducted by the Employer or any of its affiliates and any other business that the Employer or any of its affiliates may be engaged in at the time of the Employee's termination of employment.

    4. Time Fixed as to Restriction. As used in this Agreement, with respect to the Employee's obligations following termination of employment with the Employer, the terms "customer, "account", "referral source", "employee" and "trade secrets" shall mean only the firm, firms, person, persons, employees, trade secrets and propriety items existing as such on the termination date of the Employee, or in the case of a customer, employee, account or referral source, any classification at any time during the twenty four (24) month period immediately preceding the Employee's termination of employment. In no event are any of these items to be construed so as to include any future firm, firms, person or persons, trade secrets or propriety items arising after the Employee's termination of employment, unless otherwise included under the twenty four (24) month provision previously stated.

    5. Remedies. The Employee expressly agrees and understands that the remedy at law for any breach by the Employee of this Agreement will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of the Employee's violation of any legally enforceable provision of this Agreement, the Employer shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Agreement shall be deemed to limit the Employer's remedies at law or in


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        equity for any breach by the Employee of any of the provisions of this
        Agreement that may be pursued or availed of by the Employer.

    6. Time. In the event the Employee shall violate any legally enforceable provision of this Agreement as to which there is a specific time period during which the Employee is prohibited from taking certain actions or from engaging in certain activities, as set forth in such provisions, then in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.

    7. Invalidity of Provision. In the event that any term or provision of this Agreement, including any provisions of Agreement hereof, shall be declared by any court of competent jurisdiction to be unreasonable or invalid, any such unreasonable term o provisions shall be modified and enforceable to the extent deemed reasonable by such court, and any such invalidity shall not affect any other term or provision of this Agreement, all of which remaining terms and provisions shall continue in force and effect.

    8. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New Jersey.

    9. Amendment. This Agreement may not be altered, amended or modified, except in writing signed by each of the parties.

        IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first above written

    FOR:
    METAL MANAGEMENT, INC.



       /s/ Albert Cozzi                     /s/ Alan Ratner
    ------------------------              ---------------------------
       Albert Cozzi                         Alan Ratner
       CEO                                  Employee

         2/12/03
    ------------------------
    Date